Exhibit 23

ajrobbins pc

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2 of Universal Guardian Holdings, Inc. of our report dated March 11, 2005 relating to the financial statements of Universal Guardian Holdings, Inc. and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement on Form SB-2.

/s/ AJ. Robbins, P.C.

Denver, Colorado

January 23, 2006

Columbine Place
216 Sixteenth Street, Suite 600

Denver, Colorado 80202